Subsidiaries of the Registrant



            Name                              Percent of Ownership
     --------------------                    ----------------------

     Foodvision, Inc.                               100%

     Investco Corporation                           100%

     Investco International Management, Inc.        100%

     Dirty Bird Cafe, Inc.                          100%

     Dirty Bird Cafe 2, Inc.                        100%

     Dirty Bird Cafe 3, Inc.                        100%

     Dirty Bird Cafe 4, Inc.                        100%

     Grandma Lee's USA Northpoint, Inc.             100%

     Sports Cantina One, Inc.                       100%

     Sports Cantina Two, Inc.                       100%

     Interweb, Inc.                                 100%

     Hillbilly Shack Saloon, Inc.                   100%